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                                                                    EXHIBIT 99.1

                                     FORM OF
                                 REVOCABLE PROXY

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS
                              __________ ___, 2002

         The undersigned hereby appoints _________________ and _________________
and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") of The Bryan-College Station Financial Holding Company (the "Company"), to be held at the Hilton Hotel located at 801 University Drive, College Station, Texas, on ___________, ____________ ____, 2002 at __:__ _.m.,
College Station, Texas time, and at any and all adjournments thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND FOR THE ELECTION OF THE NOMINATED DIRECTORS. IF ANY OTHER BUSINESS PERMITTED BY THE COMPANY'S BY-LAWS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS PERMITTED UNDER THE COMPANY'S BY-LAWS TO BE PRESENTED AT THE MEETING.

                       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                  "FOR" THE ADOPTION OF THE MERGER AGREEMENT IN ITEM I BELOW AND VOTE "FOR" THE ELECTION OF THE NOMINATED DIRECTORS LISTED IN
                  ITEM II BELOW.

         I. Adoption of the Agreement and Plan of Reorganization dated as of November 5, 2001 by and between Texas United Bancshares, Inc. and The Bryan-College Station Financial Holding Company as amended (as amended, the "Agreement") pursuant to which each share of the Company's common stock will be exchanged for
                  0.31579 shares of Texas United common stock upon the terms and subject to the conditions set forth in the Agreement as more specifically described in the proxy statement-prospectus.

                      [ ]  FOR            [ ] AGAINST          [ ] ABSTAIN

         II. The election of the nominated directors listed below to serve until completion of the merger or the 2003 annual meeting of the Company's stockholders, whichever occurs first.

                      [ ] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS OTHERWISE INDICATED*)

                      [ ]  WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED BELOW

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                  *INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL
                  NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                     Helen Chavarria               Charles E. Neelley
                     Robert H. Conaway             Richard L. Peacock
                     Ken L. Hayes                  J. Roland Ruffino
                     George Koenig                 Gary A. Snoe
                     Joseph W. Krolczyk            Ernest A. Wentrcek

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting and a proxy statement-prospectus dated _________ __, 2002.



Dated:
       --------------                   ----------------------------------------
                                        SIGNATURE OF STOCKHOLDER


                                        ----------------------------------------
                                        (Print Name)

                                        ----------------------------------------
                                        SIGNATURE OF STOCKHOLDER


                                        ----------------------------------------
                                        (Print Name)


         Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.